UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ournett Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-192415	46-3545939
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

122 East 42nd Street

New York, New York 10168

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☒

Securities Act registration statement file number to which this form relates: File No. 333-192415 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.00001 par value (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, $0.00001 par value, set forth in the section entitled “Description of Securities” on page 31 of the Registrant’s amendment no. 3 to the registration statement on Form S-1 (SEC File No. 333-192415) is incorporated by reference herein as if set forth in full herein.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation*
3.2	By-laws (filed herewith)

* Previously filed with the Registrant’s Registration Statement on Form S-1, file number 333-192415 filed with the Securities and Exchange Commission on November 19, 2013, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 17, 2015

Ournett Holdings, Inc.

By: /s/Xavier Rey
Name: Xavier Rey
Title: Chief Executive Officer